EXHIBIT 99.1

December 15,2002 $150,000.00

PROMISSORY NOTE

FOR VALUE RECEIVED, American Hospital Resources, Inc., a Utah corporation with offices located at 1912 Bay Crest, Santa Ana California 92704 (hereinafter called "Borrower") hereby promises to pay to NIPSI Healthcare of Houston Limited Partnership, a Texas limited partnership, or its assignee (the "Holder"), without demand, the sum of One Hundred Fifty Thousand Dollars ($150.000.00) with simple interest accruing at the annual rate of six percent (6%). Borrower shall repay the principal and any accrued interest thereon in eighteen (18) equal monthly installments of amortized principal and interest equal to $8,734.76 each (the "Installments") commencing on January 15, 2003 and payable on the fifteen (15th) day of each month thereafter until paid in full.

EVENTS OF DEFAULT:

The occurrence of any of the following shall be an event of default ("Event of Default") and at the option of the Holder hereof, shall make all sums of principal and any interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any Installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date.

2.2 Breach of Covenant or Representations and Warranties. The Borrower breaches any material covenant or other term or condition of this Note in any material respect. Any material representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

2.3 Receiver, Trustee or Bankruptcy. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed. The voluntary or involuntary filing of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors by or against the Borrower.

MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege: All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be American Hospital Resources. Inc., 1912 Bay Crest, Santa Ana, CA 92704, fax number:(714) 444- 4952. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided.

3.3 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors, and may be assigned by the Holder.

3.4 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

3.5 Pre-Payment. Borrower may at its sole option pre-pay the outstanding principal and any accrued interest due under this Promissory Note at any time without penalty.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer on this 15th day of December 2002.

AMERICAN HOSPITAL RESOURCES, INC.

a Utah corporation

By: /s/Christopher A. Wheeler

Chief Executive Officer